                                                                  Exhibit (j)(1)




                          Independent Auditors' Consent


To the Shareholders and Board of Trustees of The Travelers Series Trust



We consent to the use of our reports dated February 8, 1999, with respect to the Portfolios listed below of The Travelers Series Trust, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.

Portfolios
Convertible Bond Portfolio
Disciplined Mid Cap Stock Portfolio
Disciplined Small Cap Stock Portfolio
Federated High Yield Portfolio
Federated Stock Portfolio
Jurika & Voyles Core Equity Portfolio
Lazard International Stock Portfolio
MFS Emerging Growth Portfolio
MFS Research Portfolio
NWQ Large Cap Portfolio
Social Awareness Stock Portfolio
Strategic Stock Portfolio
Travelers Quality Bond Portfolio
U.S. Government Securities Portfolio
Utilities Portfolio

                                                                       KPMG LLP


New York, New York
April 26, 1999

                          Independent Auditors' Consent


To the Shareholders and Board of Trustees of The Travelers Series Trust



We consent to the use of our report dated February 8, 1999, with respect to the Portfolios listed below of The Travelers Series Trust, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.

Portfolios
Zero Coupon Bond Fund Portfolio Series 2000
Zero Coupon Bond Fund Portfolio Series 2005


                                                                       KPMG LLP


New York, New York
April 26, 1999